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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Amendment No. 1 to Form S-3 of Peregrine Systems, Inc. for the registration of its securities and to the incorporation by reference therein of our report dated January 18, 2001, with respect to the consolidated financial statements of Remedy Corporation included in Peregrine Systems, Inc.'s Current Report on Form 8-K dated September 10, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Ernst and Young LLP

Palo Alto, California
November 26, 2001